EXHIBIT 8

SUBSIDIARIES OF THE COMPANY

The particulars of the Company’s principal subsidiaries as of December 31, 2004 are as follows:

NAME OF COMPANY	PLACE AND DATE OF ESTABLISHMENT/ OPERATION

Guangxi Airlines	PRC
Company Limited (a)	April 28, 1994

China Southern (Group) Shantou	PRC
Airlines Company Limited (a)	July 20, 1993

Zhuhai Airlines	PRC
Company Limited (a)	May 8, 1995

Xiamen Airlines	PRC
Company Limited (a)	August 11, 1984

Guizhou Airlines	PRC
Company Limited (a)	November 12, 1991

Guangzhou Nanland Air	PRC
Catering Company Limited (b)	November 21, 1989

Guangzhou Aviation Hotel	PRC
January 8, 1997

Southern China International Aviation & Travel Services Company	PRC
May 11, 1992

Guangzhou Baiyun International Logistic Company Ltd	PRC
July 23, 2002

Zhuhai Xiang Yi Aviation	PRC
Technology Company Limited (b)	July 10, 2002

CSN-ETC e-Commerce Limited	PRC
February 10, 2003

China Southern West Australian	Australia
Flying College Pty Limited	January 26, 1971

CZ Flamingo Limited	Cayman Islands
December 8, 1993

CZ Skylark Limited	Cayman Islands
November 17, 1993

CZ Kapok Limited	Cayman Islands
October 26, 1993

E-8-1

NAME OF COMPANY	PLACE AND DATE OF ESTABLISHMENT/ OPERATION

CSA-I Limited	Cayman Islands
September 1, 1993

CZ93B Limited	Cayman Islands
May 11, 1993

CZ97A Limited	Cayman Islands
January 2, 1997

Zhong Yuan 99A Limited	Cayman Islands
February 15, 1999

CXA92A Limited	Cayman Islands
August 3, 1992

CXA93A Limited	Cayman Islands
July 1, 1993

CXA95B Limited	Cayman Islands
July 7, 1995

CXA95C Limited	Cayman Islands
October 16, 1995

CXA98A Limited	Cayman Islands
March 20, 1998

Xiamen Aviation	PRC
Supplies Limited (a)	July 30, 1997

Xiamen Aviation Development	PRC
Company Limited (a)	February 18, 1998

Xiamen Air Holidays Limited	Hong Kong
April 28, 1994

Xiamen Macau Holidays Limited	Macau
May 11, 1995

Shantou Hua Kang Air Catering	PRC
Company Ltd (a)	June 22, 1994

Xinjiang Aviation	PRC
Ground Service	May 27, 2002
Company Limited (a)

Xinjiang Civil Aviation	PRC
Property Management	December 12, 2002
Limited (a)

China Northern Airlines	PRC
Aircraft Maintenance Co.,	November 8, 1997
Ltd. (a)

Xiamen Aviation Property	PRC
Development Company (a)	June 22, 1993

E-8-2

NAME OF COMPANY	PLACE AND DATE OF ESTABLISHMENT/ OPERATION

Guangzhou Air Cargo	PRC
Company Limited (a)	March 31, 2004

Zhuhai Aviation	PRC
Advertising Company	August 3, 1995
Limited (a)

Guangzhou Baiyun	PRC
International Express	July 28, 2003
Customs Supervision
Co., Ltd. (a)

               (a) These subsidiaries are PRC limited companies.

               (b) These subsidiaries are Sino-foreign equity joint venture companies.

E-8-3